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                                                                  EXHIBIT 10.8
                                   EMPLOYEE
                           PROPRIETARY INFORMATION
                           AND INVENTIONS AGREEMENT


The following confirms my agreement with Spectratek Technologies, Inc., a California corporation (the "Company"), which is a material part of the consideration for my employment with the Company:

          1. I understand that my job may give me access to Proprietary Information (information developed by the Company or acquired by it including, without limitation, product plans, trade secrets, manufacturing techniques, customer information, financial data and other business information, intellectual property, technology, ideas and the like) which has value in the Company's business. I understand that this Proprietary Information is confidential and I agree that I will not disclose it or use it for any purpose other than in connection with my employment with the Company. I also agree that I will not disclose proprietary information of others which has been disclosed to the Company in confidence.

          2. I understand that my job may give me access to the Company's plans and documents. I understand that this information is confidential and I won't not disclose it or use it for any purpose other than my employment with the Company.

          3. While employed with the Company, I will be developing, conceiving, and manufacturing holographic products, engaging in the microreplication process which transfers structures onto polymer films and developing and conceiving other improvements, inventions (whether or not patentable), works of authorship, derivative works, trade secrets, technology, computer software, formulas, compositions, ideas, designs, processes, techniques, know-how and data ("Inventions"). I understand that in consideration of my employment by the Company, all rights (including, without limitation, patent rights, copyright rights, trade secret rights and other intellectual property rights) anywhere in the world (collectively "Rights") in and to any Inventions belong only to the Company. I understand that all Rights in and to any Inventions I develop, invent, conceive, write or otherwise create using the Company's resources belong only to the Company. I understand that all Rights in and to any Inventions I develop, invent, conceive, write or otherwise create that relate to the Company's current or anticipated business belong only to the Company. I understand that I have no personal ownership interest in any Inventions and no right to use those Inventions when my employment at the Company ends. I hereby assign all Inventions and all Rights therein to the Company.

          4. The Company may provide me with manuals, equipment, software and other things to enable me to do my work. I understand that these things are provided to me because I am an employee and that they belong to the Company. I will just take my personal things with me when my employment comes to an end at the Company. I will leave everything else behind.


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            5. I agree that I will disclose the results of my work (including, without limitation, all Inventions) to management at the Company immediately. If I come up with something (Inventions, equipment or anything that might reasonably have value to the Company) within six months after I leave the Company, I will bring that to the attention of the Company too, but I do not mean to give the Company any right to any inventions I might conceive, develop or otherwise create after I leave. Such disclosures will be held in confidence by the Company to the extent they are not assigned in Section 3 above.

            6. I understand that in California, there is a statute, Section 2870 of the California Labor Code, which protects my rights regarding things that I might create or invent. The Company does not intend that this agreement or the assignments in this Agreement extend to inventions the assignment of which are prohibited by Section 2870. A copy of Section 2870 is attached to this agreement.

            7. As the Company works to establish its rights to products, processes, inventions, written works, software, creations and the like in the United States and throughout the world, it may need my assistance. I agree to help and irrevocably name the Company as my attorney-in-fact, with full power of substitution, to execute and file any documents on my behalf but solely to establish and protect the Company's rights as to products, inventions, written works, creations, software and the like.

            8. Some countries respect "moral rights" as to ideas, inventions and writings, including software. To the extent that applicable law allows, the assignment herein includes all such moral rights. To the extent that such moral rights cannot be assigned under applicable law, I agree not to assert such moral rights and I agree to waive them in any circumstance where they might apply.

            9. If I have invented anything in the past, I understand that the Company needs to know about it so that there will be no confusion regarding the origin of the invention. So if I have invented any such things, I will complete Exhibit B attached to this agreement which describes the inventions. If I do not complete Exhibit B, it is because I claim no inventions.

            10. While I work for the Company, I will not try to get my fellow employees to leave the Company, unless, as a supervisor, it is my job to do that. For one year after I leave I will not try to recruit the Company's employees.

            11. While I work for the Company, I will not be involved in any activity that competes with the Company, either for pay or even as a volunteer. I will not assist companies that compete with the Company or employees of companies that compete with the Company, except as directed by the Company. This is a twenty-four hour a day, seven day a week agreement.

            12. I promise that my performance of my duties at the Company will not violate any agreement that I have made with another employer.


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            13. I understand that this agreement is not an employment contract and my employment is and will remain "at-will." I can quit at any time for any reason or no reason at all. Similarly, the Company can terminate my employment at any time, for any reason and with or without cause.

            14. Since this is not an employment agreement, it does not describe my job or all the conditions of my employment. However, this agreement is the complete statement of the agreement between the Company and me regarding the subject matter of this agreement. I understand that I have obligations to the Company that are not described in this agreement.

            15. I agree to honor the commitments have made in this agreement even after my employment at the Company ends and without regard to the circumstances which might bring my employment to an end.

            16. If there is a dispute as to what this agreement means or as to anything else pertaining to this agreement, I agree such dispute will be governed by California law except if the California conflicts of laws provisions apply, in which case we will ignore those conflict of law provisions. If it is determined that some part of this agreement is illegal or cannot be enforced, it will not cause the entire agreement to be invalid. We will just ignore the illegal or unenforceable parts.

            17. This agreement will be effective when it is signed and will my agreement will also constitute the agreement of my successors and assigns, heirs, legal representatives and anyone who might inherit or otherwise obtain my rights. The benefit of this agreement belongs to the Company.

            18. If we want to change this agreement, both the President of the Company and I must agree to the changes and such changes must be in writing.


      I HAVE READ THIS AGREEMENT. I KNOW WHAT IT SAYS AND I INTEND TO MAKE THE COMMITMENT IT REQUIRES. NO ONE HAS INDUCED ME, WITH PROMISES OR ANYTHING ELSE, TO SIGN THIS AGREEMENT. I AM DOING IT FREELY AND VOLUNTARILY AND IN DUPLICATE, ONE FOR THE COMPANY AND ONE FOR ME.


                           [SIGNATURE PAGE FOLLOWS]



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Dated:                  , 19
      -----------------
                                    --------------------------------------------
                                    Employee Signature

                                    --------------------------------------------
                                    Name (type or print)


Accepted and Agreed to:

SPECTRATEK TECHNOLOGIES, INC.


By:
   ---------------------------------
      Terrence Conway, President



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                                 ATTACHMENT A

Spectratek Technologies, Inc.
5405 Jandy Place
Los Angeles, CA  90066


Gentlemen:

            1. The following is a complete list of inventions, developments, equipment, processes or other creations relevant to the subject matter of my employment (the "Inventions") with Spectratek Technologies, Inc. (the "Company") that I have made, conceived, developed or first reduced to practice, either by myself or with other, prior to my employment by the Company. I desire to clarify that such Inventions are not subject to the Company's Employee Proprietary Information and Inventions Agreement.

        No Inventions
------

        See below:
------


        Additional sheets attached
------

            2. I propose to bring to my employment the following materials and documents of a former employer:

        No materials or documents
------

        See below:
------

                                    --------------------------------------------
                                    Employee Signature

                                    --------------------------------------------
                                    Name (type or print)



                                       5.

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                                  ATTACHMENT B

            SECTION 2870. APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER.

            (a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                  (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                  (2) Result from any work performed by the employee for the employer.

            (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.



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